UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020 (December 7, 2020)

1847 HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment and Restatement of Intercompany Secured Promissory Note

As previously disclosed, on September 30, 2020, 1847 Cabinet Inc. (“1847 Cabinet”), a subsidiary of 1847 Holdings LLC (the “Company”), issued a secured promissory note in the principal amount of up to $4,525,000 to provide it with the funds necessary to acquire Kyle’s Custom Wood Shop, Inc. (“KCWS”), which was amended and restated as of December 11, 2020 (as so amended and restated, the “Company Note”).

The Company Note bears interest at the rate of 16% per annum. Interest on the Company Note is cumulative and any unpaid accrued interest will compound on each anniversary date of the Company Note. Interest is due and payable in arrears to the Company on January 15, April 15, July 15 and October 15 commencing January 15, 2021. In the event payment of principal or interest due under the Company Note is not made when due, giving effect to any grace period which may be applicable, or in the event of any other Default (as defined in the Company Note), the outstanding principal balance shall from the date of Default immediately bear interest at the rate of 5% above the then applicable interest rate for so long as such Default continues.

The Company may demand payment in full of the Company Note, at any time, even if 1847 Cabinet has complied with all of the terms of the Company Note, and the Company Note shall be due in full, without demand, upon the third party sale of all or substantially all the assets and business of 1847 Cabinet or the third party sale or other disposition of any capital stock of 1847 Cabinet. 1847 Cabinet may prepay the Company Note at any time without penalty.

As previously disclosed, in connection with the acquisition of KCWS and to, in part, fund the Company Note, the Company entered into several securities purchase agreements (the “Unit Purchase Agreements”), with certain purchasers (the “Purchasers”), pursuant to which the Company sold an aggregate of 2,632,278 Units at a price of $1.90 per Unit, to the Purchasers for an aggregate purchase price of $5,001,324. Each Unit consists of (i) one (1) share of Series A Senior Convertible Preferred Shares of the Company with a stated value of $2.00 per share (each a “Series A Shares” and collectively, the “Series A Shares”), and (ii) a three-year warrant to purchase one (i) Common Share of the Company at an exercise price of $2.50 per Common Shares (subject to adjustment), which may be exercised on a cashless basis under certain circumstances (the “Warrants” and, together with the Series A Shares, the “Units”). The final closing of the sale by the Company of the Units was completed on October 26, 2020.

If and to the extent any amounts are owing under the Unit Purchase Agreements or the Units (together, the “Unit Documents”) due to a default or redemption pursuant to the terms of the Unit Documents (the “Unit Payments”), in addition to payment obligations due under the Company Note, 1847 Cabinet is required to immediately make payments to the Company so that the Company may make the Unit Payments in compliance with the terms of the Unit Documents.

The due and punctual payment, observance, performance and discharge of all of the obligations of 1847 Cabinet under the Company Note are guaranteed by KCWS, which guaranty is secured by all of the assets of KCWS. KCWS shall pay, reimburse and indemnify the Company for any and all reasonable attorneys’ fees arising or resulting from 1847 Cabinet’s failure to perform, satisfy or observe any of the terms of the Company Note. As security for the obligations under the Company Note and the guarantee, each of 1847 Cabinet and KCWS pledged to the Company and granted to the Company a security interest in and to the all of the assets owned by it.

The Company Note contains customary events of default, including any of the following events by 1847 cabinet or KCWS, after any applicable cure period: (i) non-payment of amounts due under the Company Note or other indebtedness, (ii) a breach of any of the representation, warranties or covenants under the Company Note, or (iii) commencement of any proceeding in bankruptcy.

Amendment and Restatement of Grid Note

As previously disclosed, on January 3, 2018, the Company issued a grid promissory note to the Company’s manager, 1847 Partners LLC (the “Manager”), in the initial principal amount of $50,000. The note provides that the Company may from time to time request advances from the Manager up to an aggregate amount of $150,000, which will be added to the note if the Manager, in its sole discretion, so provides.

On December 7, 2020, parties amended and restated the note (as so amended and restated, the “Grid Note”), under which $56,900 from the original note remains outstanding and which has accrued interest of $24,385 as of September 30, 2020. Interest on the Grid Note accrues on the unpaid portion of the principal amount and the outstanding portion of all advances at a fixed rate of 8% per annum, and along with the outstanding portion of the principal amount and the outstanding portion of all advances, shall be payable in one lump sum due on the maturity date, which is the first anniversary of the date of the Grid Note. If all or a portion of the principal amount or any advance under the Note, or any interest payable thereon is not paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate of 12% per annum.

The Grid Note provides that, in the event the Company completes a financing that includes an uplisting of its Common Shares to a national exchange, the Company must, contemporaneously with the closing of such financing transaction, repay the entire outstanding principal, outstanding advances, and accrued and unpaid interest on the Grid Note.

The Grid Note contains customary events of default. Subject to the terms and conditions of the Grid Note, if one or more events of defaults shall have occurred and be continuing, the holder may at its option by written note to the Company declare the principal amount and all advances and unpaid interest thereon to be immediately due and payable.

The foregoing description of the Company Note and the Grid Note does not purport to be complete and is qualified in its entirety by reference to the full text of those agreements filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Secured Promissory Note, dated December 11, 2020, issued by 1847 Holdings LLC to 1847 Cabinet Inc.
10.2	Amended and Restated Grid Promissory Note, dated December 7, 2020, issued by 1847 Holdings LLC to 1847 Partners LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2020	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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